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                                                                    Exhibit 99.3

February 25, 2003

J. Patrick Nicholson
Michael Nicholson
Timothy Nicholson
Robert Nicholson

Re:  Credit Enhancement

Dear Messrs. Nicholson:

This letter confirms the agreement reached between each of you and N-Viro International Corporation, a Delaware corporation (the "Company") with respect to your joint provision of certain Additional Collateral, as more particularly described below, to assist the Company in obtaining a new $550,000.00 working capital line of credit as well as a term loan in the original principal amount of $295,003.00 (collectively, the "Credit Facility") from Monroe Bank & Trust ("Lender"). As you are aware, as a condition to providing the Credit Facility to the Company, Lender has required that the Company grant to it a first priority security interest in substantially all of the assets of the Company as well as a first or second mortgage on one or more parcels of real property owned by third parties and having lendable value in excess of $100,000.00. For purposes of the preceding sentence, the phrase "lendable value" means such amount as equals ninety percent (90%) of the appraised value of such parcel or parcels of real property less the aggregate amount of all mortgages and security interests senior to those to be provided to Lender. It is further understood that Lender's lien on the parcel or parcels of real property that will constitute the Additional Collateral shall take the form of a first or second mortgage in form and substance mutually satisfactory to Lender and the title holder of such property (the "Mortgage").

The Company understands that the four of you are amenable to providing the Additional Collateral requested by Lender as a condition precedent to providing the Company with the Credit Facility. The paragraphs that follow summarize the terms and conditions pursuant to which one or more of you agree to execute and deliver to Lender the Mortgage as well as to cause the Mortgage to remain in full force and effect throughout the earlier of (1) the term of the term note constituting a portion of the Credit Facility and (2) four years from the date of origination of the Credit Facility.

As promptly as possible following the date hereof, you and Lender shall agree upon one or more parcels of real property that may be used by the Company as additional collateral (the "Additional Collateral") to support the indebtedness of the Company under and pursuant to the terms of the Credit Facility. Once the Additional Collateral has been identified, you and Lender expeditiously shall agree upon the form and content of the Mortgage or Mortgages in an amount equal to $100,000.00 to be granted in favor of Lender to secure a portion of the Company's indebtedness to Lender under and pursuant to the terms of the Credit Facility. On the date of closing of the Credit Facility, you shall execute and deliver to Lender the Mortgage or Mortgages and shall cause the same to remain in full force and effect throughout the earlier of (1) the term of the term note included in the Credit Facility, and (2) the release of the Additional Collateral by the Lender, and (3) four years from the date of initial funding of the Credit Facility.
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Notwithstanding the foregoing, with the consent of Lender, you shall be permitted to substitute other collateral for the Additional Collateral so long as such substitution does not have a material adverse effect upon the Credit Facility or the Company's ability to borrow thereunder. Furthermore, the Company shall have the right to substitute an alternate credit facility, provided by Lender or another commercial financial institution, for the Credit Facility (a "Substitute Loan"). You covenant and agree that you shall grant a mortgage or mortgages substantially similar to the Mortgage or Mortgages to be granted to Lender hereunder to any other lender of the Company in connection with the Company's request for a Substitute Loan provided that (1) the aggregate indebtedness of the Company under and pursuant to the terms of the Substitute Loan does not exceed the amount of the Company's indebtedness under the Credit Facility as of the date of origination of the Substitute Loan, and (2) your obligation to continue to provide a Mortgage or Mortgages securing an interest in the Additional Collateral does not survive for a period of more than four years following the date of origination of the initial Credit Facility.

In exchange for your commitment to provide the Additional Collateral, the Company has agreed to (1) pay to the four of you, in the aggregate, an annual fee in an amount equal to two percent (2%) of the aggregate value of the Mortgage or Mortgages encumbering the Additional Collateral, which fee originally shall be $2,000.00 per annum, (2) pay you interest at an annual rate of 5% of the aggregate value of the Mortgage or Mortgages encumbering the Additional Collateral beginning on the first anniversary date of the closing of the Credit Facility, and (3) grant to the four of you, jointly, a warrant (the "Warrant") to acquire, in the aggregate, 50,000 shares of the Company's voting, common stock at a purchase price of $0.90 per share. The Warrant shall be exercisable, in whole or in part, for a period of three years following the date of closing of the Credit Facility. The Warrant shall be in such form as is attached hereto as Exhibit A. The initial two percent (2%) annual fee due to you shall be due and payable on the date of closing of the Credit Facility. Thereafter, the annual fee shall be paid on the first business day after the anniversary date of the closing of the Credit Facility.

Additionally, the Company shall indemnify you and save you harmless from and against any losses that you may suffer as a result of the forfeiture of the Additional Collateral as a result of a default by the Company with respect to its obligations under the Credit Facility. Furthermore, to secure the Company's indemnification obligation as described in the preceding sentence, the Company hereby grants to you a lien upon all of the Company's inventory and accounts receivable as well as the proceeds therefrom. You acknowledge and agree that this lien shall be subordinate to both (1) all existing liens on the Company's assets and (2) all liens granted by the Company in favor of Lender as well as all other financial institutions that hereafter may provide a Substitute Loan. You and the Company agree that this letter constitutes a security agreement between the Company and you with respect to the collateral described herein, all of the Company's accounts receivable and inventory. The Company hereby authorizes you to file financing statements in the appropriate jurisdictions to evidence the security interest granted to you hereunder. Upon release of the Mortgage, the security interest granted to you shall terminate.

Once you are permitted to withdraw the Additional Collateral, either as a result of the expiration of your obligations under and pursuant to the terms of this letter or based on the Company obtaining an alternate credit facility that does not require the provision of the Additional Collateral, you no longer shall be entitled to the annual fee. However, upon the initial funding of the Credit Facility, your rights under the Warrant shall be irrevocable.
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If the terms and conditions set forth in this letter are acceptable to you, please so indicate by executing the enclosed acknowledgment copy of this letter and returning it to the undersigned via facsimile or hand delivery as well as via regular U.S. mail. Upon execution by you and delivery to the Company, this letter shall constitute a binding obligation of you and the Company. The offer set forth in this letter remains available for your acceptance until 5:00 p.m. Eastern Standard Time on February 26, 2003. If you have not executed and delivered the acknowledgment copy of this letter to the Company by such time, the offer set forth in this letter shall be deemed to have been withdrawn.

On behalf of the Company, the Board of Directors and shareholders, I wish to thank you for your willingness to provide the additional collateral and assist the Company in obtaining the Credit Facility.

                                           Very truly yours,

                                             /s/      Terry J. Logan
                                           -----------------------------------
                                           Terry J. Logan,
                                           Chief Executive Officer and President

         ACKNOWLEDGED AND AGREED:

    /s/  J. Patrick Nicholson                          Date:      2/26/03
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         J. Patrick Nicholson

    /s/   Michael Nicholson                            Date:      2/26/03
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         Michael Nicholson

    /s/    Timothy Nicholson                           Date:      2/26/03
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         Timothy Nicholson

    /s/    Robert Nicholson                            Date:      2/26/03
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         Robert Nicholson